Exhibit 99.2

The information below is an English translation of the transcript of the press conference held by Femco Steel Technology Co., Ltd. on or about 7:30 p.m. (Taipei time) December 15, 2023, which was originally conducted in Chinese. Attempts to provide an accurate translation of the transcript in Chinese have been made, but due to linguistic nuances, slight differences may exist.

Femco Steel Technology Co., Ltd. (hereinafter referred to as the "Company") announced on December 15, 2023, that the Board of Directors has approved the authorization for the Chairman to sign the Business Combination Agreement with Chenghe Acquisition I Co. This strategic move aims to enhance the Company's operational efficiency and international presence by pursuing a listing on the NASDAQ stock exchange through a merger with Special Purpose Acquisition Company (SPAC) in the United States.

 Since the development of KBS brand, the Company proprietary brand, the Company has leveraged its strengths as an integrated manufacturer and brand owner to gradually expand its market share in the United States. KBS brand is originated and generated most of its sales in the United States, an overseas listing is expected to further enhance the operational efficiency of the Company's brand strategy and positively contribute to the long-term internationalization goals. The Company is desirous to become a leading global brand in golf shafts.

In line with the restructuring and transaction arrangements for the upcoming listing on the NASDAQ stock exchange, the Company plans to terminate the trading of its shares on the Taipei Exchange's Emerging Stock Market. Upon the approval by the shareholders' meeting, the Company will apply to the Financial Supervisory Commission to cease the public issuance of its securities. The subsequent handling of this matter will follow and comply with relevant laws and regulations, and the actual operations permitted by regulatory authorities, and in coordination with the overall timeline for the overseas listing.

The paragraphs below were not a part of , nor included in, the transcript of the press conference.

Important Additional Information Regarding the Transaction Will Be Filed With the SEC

This communication relates to a potential business combination between Chenghe Acquisition I Co. (“SPAC”) and Femco Steel Technology Co., Ltd. (“FST”). This communication does not constitute an offer to sell or exchange, or the solicitation of an offer to buy or exchange, any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, sale or exchange would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. If a legally binding definitive agreement with respect to the proposed business combination is executed, FST intends to file a Registration Statement on Form F-4 with the SEC, which will include a document that serves as a joint prospectus and proxy statement, referred to as a proxy statement/prospectus. A proxy statement/prospectus will be sent to all SPAC shareholders.

Investors and security holders will be able to obtain free copies of the registration statement, the proxy statement/prospectus and all other relevant documents filed or that will be filed with the SEC by SPAC and FST through the website maintained by the SEC at www.sec.gov. The documents filed by SPAC and FST with the SEC also may be obtained free of charge upon written request to Chenghe Acquisition I Co., 38 Beach Road #29-11, South Beach Tower, Singapore.

Caution About Forward-Looking Statements

This communication may contain forward-looking statements within the meaning of section 27A of the Securities Act, and section 21E of the Exchange Act that are based on beliefs and assumptions and on information currently available to SPAC and FST. These forward-looking statements are based on SPAC’s and FST’s expectations and beliefs concerning future events and involve risks and uncertainties that may cause actual results to differ materially from current expectations. In some cases, you can identify forward-looking statements by the following words: “may,” “will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” “target,” “seek” or the negative or plural of these words, or other similar expressions that are predictions or indicate future events or prospects, although not all forward-looking statements contain these words. Any statements that refer to expectations, projections or other characterizations of future events or circumstances, including the anticipated signing of a definitive business combination agreement between the parties and the timing and the terms of such agreement, are also forward-looking statements. These forward-looking statements are provided for illustrative purposes only and are not intended to serve as, and must not be relied on by any investor as, a guarantee, an assurance or a definitive statement of fact or probability. Actual events and circumstances are difficult or impossible to predict, are beyond the control of SPAC and FST, and will differ from assumptions. These forward-looking statements are subject to a number of risks and uncertainties, as set forth in the section entitled “Risk Factors” in SPAC’s Annual Report for the year ended December 31, 2022, which was filed with the SEC on April 19, 2023, and in the other documents that SPAC and/or FST have filed, or will file, with the SEC. If any of these risks materialize or our assumptions prove incorrect, actual results could differ materially from the results implied by these forward-looking statements. The risks and uncertainties above are not exhaustive, and there may be additional risks that neither SPAC nor FST presently know or that SPAC and FST currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. Accordingly, undue reliance should not be placed upon the forward-looking statements. While SPAC and FST may elect to update these forward-looking statements, SPAC and FST specifically disclaim any obligation to do so, except as required by law.

No Offer or Solicitation

This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities, or a solicitation of any vote or approval, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act, or an exemption therefrom.